Exhibit 3.30

TWENTY-EIGHTH AMENDMENT OF TWENTY-FIRST RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twenty-First Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)
The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership's charter number is LP0000443.

(2)
The partnership filed the Twenty-First Restated Certificate of Limited Partnership with the Missouri Secretary of State on January 25, 2019.

(3)
The Twenty-First Restated Certificate of Limited Partnership is hereby amended to reflect the general partner admission and withdrawal attached hereto on Exhibit A effective as of the date listed on Exhibit A.

Upon the admission and withdrawal of said partners, the number of general partners is 583.

In affirmation thereof, the facts stated above are true.

Dated: September 20, 2021

General Partner:

By _/s/Penny Pennington__________________________

Penny Pennington

Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:

Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Newland, John Kenneth	9/1/2021	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:

Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
John K Newland & Jill M Newland Revocable Trust	9/1/2021	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Twenty-Eighth Amendment of Twenty-First Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.